                                                                    EXHIBIT 4(f)



================================================================================

                               AVISTA CORPORATION


                                       TO


                                 CITIBANK, N.A.

                           As Successor Trustee under
                           Mortgage and Deed of Trust,
                            dated as of June 1, 1939




                            ------------------------




                        THIRTIETH SUPPLEMENTAL INDENTURE

          Providing among other things for a series of bonds designated
               "First Mortgage Bonds, Collateral Series due 2003"
                                Due May 20, 2003




                            ------------------------




                             Dated as of May 1, 2002



================================================================================

                        THIRTIETH SUPPLEMENTAL INDENTURE


                  THIS INDENTURE, dated as of the 1st day of May 2002, between AVISTA CORPORATION (formerly known as The Washington Water Power Company), a corporation of the State of Washington, whose post office address is 1411 East Mission Avenue, Spokane, Washington 99202 (the "Company"), and CITIBANK, N.A., formerly First National City Bank (successor by merger to First National City Trust Company, formerly City Bank Farmers Trust Company), a national banking association incorporated and existing under the laws of the United States of America, whose post office address is 111 Wall Street, New York, 10043 New York (the "Trustee"), as Trustee under the Mortgage and Deed of Trust, dated as of June 1, 1939 (the "Original Mortgage"), executed and delivered by the Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions thereof, this indenture (the "Thirtieth Supplemental Indenture") being supplemental to the Original Mortgage, as heretofore supplemented and amended.

                  WHEREAS pursuant to a written request of the Company made in accordance with Section 103 of the Original Mortgage, Francis M. Pitt (then Individual Trustee under the Mortgage, as supplemented) ceased to be a trustee thereunder on July 23, 1969, and all of his powers as Individual Trustee have devolved upon the Trustee and its successors alone; and

                  WHEREAS by the Original Mortgage the Company covenanted that it would execute and deliver such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Original Mortgage and to make subject to the lien of the Original Mortgage any property thereafter acquired intended to be subject to the lien thereof; and

                  WHEREAS the Company has heretofore executed and delivered, in addition to the Original Mortgage, the indentures supplemental thereto, and has issued the series of bonds, set forth in Exhibit A hereto (the Mortgage, as supplemented and amended by the First through Twenty-ninth Supplemental Indentures being herein sometimes called collectively, the "Mortgage"); and

                  WHEREAS the Original Mortgage and the First through Twenty-eighth Supplemental Indentures have been appropriately filed or recorded in various official records in the States of Washington, California, Idaho, Montana and Oregon, as set forth in the First through Twenty-ninth Supplemental Indenture and the Instrument of Further Assurance dated December 15, 2001; and

                  WHEREAS the Twenty-ninth Supplemental Indenture, dated as of December 1, 2001, has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon set forth in Exhibit B hereto; and

                  WHEREAS for the purpose of confirming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered a Short Form Mortgage and Security Agreement, in multiple counterparts dated as of various dates in 1992, and such instrument has been appropriately filed or recorded in the various official records in the States of California, Montana and Oregon; and

                  WHEREAS for the purpose of conforming or perfecting the lien of the Mortgage on certain of its properties, the Company has heretofore executed and delivered an Instrument of Further Assurance, dated as of December 15, 2001, and such instrument has been appropriately filed or recorded in the various official records in the States of Washington, California, Idaho, Montana and Oregon; and

                  WHEREAS in addition to the property described in the Mortgage the Company has acquired certain other property, rights and interests in property; and

                  WHEREAS Section 8 of the Original Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company; that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof; and that such series may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

                  WHEREAS Section 120 of the Original Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein, or in any supplemental indenture, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

                  WHEREAS the Company now desires to create a new series of bonds; and

                  WHEREAS the execution and delivery by the Company of this Thirtieth Supplemental Indenture, and the terms of the bonds of the Twenty-eighth Series, hereinafter referred to, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors, and all things necessary to make this Thirtieth Supplemental Indenture a valid, binding and legal instrument have been performed;

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH: That the Company, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, hereby confirms the estate, title and rights of the Trustee (including without limitation the lien of the Mortgage on the property of the Company subjected thereto, whether now owned or hereafter acquired) held as security for the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage according to their tenor and effect and the performance of all the provisions of the Mortgage and of such bonds, and, without limiting the generality of the foregoing, hereby confirms the grant, bargain, sale, release, conveyance, assignment, transfer, mortgage, pledge, setting over and confirmation unto the Trustee, contained in the Mortgage, of all the following described properties of the Company, whether now owned or hereafter acquired, namely:

                  All of the property, real, personal and mixed, of every character and wheresoever situated (except any hereinafter or in the Mortgage expressly excepted) which the Company now owns or, subject to the provisions of Section 87 of the Mortgage, may hereafter acquire prior to the satisfaction and discharge of the Mortgage, as fully and completely as if herein or in the Mortgage specifically described, and including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in Mortgage) all lands, real estate, easements, servitudes, rights of way and leasehold and other interests in real estate; all rights to the use or appropriation of water, flowage rights, water storage rights, flooding rights, and other rights in respect of or relating to water; all plants for the generation of electricity, power houses, dams, dam sites, reservoirs, flumes, raceways, diversion works, head works, waterways, water works, water systems, gas plants, steam heat plants, hot water plants, ice or refrigeration plants, stations, substations, offices, buildings and other works and structures and the equipment thereof and all improvements, extensions and additions thereto; all generators, machinery, engines, turbines, boilers, dynamos, transformers, motors, electric machines, switchboards, regulators, meters, electrical and mechanical appliances, conduits, cables, pipes and mains; all lines and systems for the transmission and distribution of electric current, gas, steam heat or water for any purpose; all towers, mains, pipes, poles, pole lines, conduits, cables, wires, switch racks, insulators, compressors, pumps, fittings, valves and connections; all motor vehicles and automobiles; all tools, implements, apparatus, furniture, stores, supplies and equipment; all franchises (except the Company's franchise to be a corporation), licenses, permits, rights, powers and privileges; and (except as hereinafter or in the Mortgage expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature.

                  TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Original Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

                  THE COMPANY HEREBY CONFIRMS that, subject to the provisions of
Section 87 of the Original Mortgage, all the property, rights, and franchises acquired by the Company after the date thereof (except any hereinbefore or hereinafter or in the Mortgage expressly excepted) are and shall be as fully embraced within the lien of the Mortgage as if such property, rights and franchises had been owned by the Company at the date of the Original Mortgage and had been specifically described therein.

                  PROVIDED THAT the following were not and were not intended to be then or now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed under the Mortgage and were, are and shall be expressly excepted from the lien and operation namely: (l) cash, shares of stock and obligations (including bonds, notes and other securities) not hereafter specifically pledged, paid, deposited or delivered under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for consumption in the operation of any properties of the Company; (3) bills, notes and accounts receivable, and all contracts, leases and operating agreements not specifically pledged under the Mortgage or covenanted so to be; (4) electric energy and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; and (5) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event that the Trustee or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XII of the Original Mortgage by reason of the occurrence of a Completed Default as defined in said Article XII.

                  TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company in the Mortgage as aforesaid, or intended so to be, unto the Trustee, and its successors, heirs and assigns forever.

                  IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as set forth in the Mortgage, this Thirtieth Supplemental Indenture being supplemental to the Mortgage.

                  AND IT IS HEREBY FURTHER CONFIRMED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage shall affect and apply to the property in the Mortgage described and conveyed, and to the estates, rights, obligations and duties of the Company and the Trustee and the beneficiaries of the trust with respect to said property, and to the Trustee and its successors in the trust, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Mortgage, and had been specifically and at length described in and conveyed to said Trustee by the Original Mortgage as a part of the property therein stated to be conveyed.

                  The Company further covenants and agrees to and with the Trustee and its successor or successors in such trust under the Mortgage, as follows:

                                    ARTICLE I

                          TWENTY-EIGHTH SERIES OF BONDS

         SECTION 1. (I) There shall be a series of bonds designated "Collateral Series due 2003" (herein sometimes referred to as the "Twenty-eighth Series"), each of which shall also bear the descriptive title First Mortgage Bond, and the form thereof, which has been established by Resolution of the Board of Directors of the Company, is set forth on Exhibit C hereto. Bonds of the Twenty-eighth Series shall be issued as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, any amount in excess thereof (the exercise of such option to be evidenced by the execution and delivery thereof) and shall be dated as in
Section 10 of the Mortgage provided. Each bond of the Twenty-eighth Series shall mature on May 20, 2003 and shall bear interest, be redeemable and have such other terms and provisions as set forth below.

                  (II) The Bonds of the Twenty-eighth Series shall have the following terms and characteristics:

                  (a) the Bonds of the Twenty-eighth Series shall be initially authenticated and delivered under the Indenture in the aggregate principal amount of $225,000,000;

                  (b) the Bonds of the Twenty-eighth Series shall bear interest at the rate of ten per centum (10%) per annum; interest on such bonds shall accrue from and including the date of the initial authentication and delivery thereof, except as otherwise provided in the form of bond attached hereto as Exhibit C; interest on such bonds shall be payable on each Interest Payment Date and at Maturity (as each of such terms is hereafter defined); and interest on such bonds during any period less than one year for which payment is made shall be computed in accordance with the Credit Agreement (as hereinafter defined);

                  (c) the principal of and premium, if any, and interest on each bond of the Twenty-eighth Series payable at Maturity shall be payable upon presentation thereof at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency as at the time of payment is legal tender for public and private debts. The interest on each Bond of the Twenty-eighth Series (other than interest payable at Maturity) shall be payable directly to the registered owners thereof;

                  (d) the Bonds of the Twenty-eighth Series shall not be redeemable, in whole or in part, at the option of the Company;

                  (e) (i) the Bonds of the Twenty-eighth Series are to be issued and delivered to the Administrative Agent (as hereinafter defined) in order to provide the benefit of the lien of the Mortgage as security for the obligation of the Company under the Credit Agreement to pay the Obligations (as hereinafter defined), to the extent and subject to the limitations set forth in clauses (iii) and (iv) of this subdivision;

                  (ii) upon the earliest of (A) the occurrence of an Event of Default under the Credit Agreement, and further upon the condition that, in accordance with the terms of the Credit Agreement, the Commitments (as hereinafter defined) shall have been or shall have terminated and any Loans (as hereinafter defined) outstanding shall have been declared to be or shall have otherwise become due and payable immediately and the Administrative Agent shall have delivered to the Company a notice demanding redemption of the Bonds of the Twenty-eighth Series which notice states that it is being delivered pursuant to Article VII of the Credit Agreement, (B) the occurrence of an Event of Default under clause (g) or (h) of Article VII of the Credit Agreement, and (C) May 20, 2003, then all Bonds of the Twenty-eighth Series shall be redeemed or paid immediately at the principal amount thereof plus accrued interest to the date of redemption or payment;

                  (iii) the obligation of the Company to pay the accrued interest on Bonds of the Twenty-eighth Series on any Interest Payment Date prior to Maturity (a) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (b) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of interest on the Bonds of the Twenty-eighth Series);

                  (iv) the obligation of the Company to pay the principal of and accrued interest on Bonds of the Twenty-eighth Series at or after Maturity (x) shall be deemed to have been satisfied and discharged in full in the event that all amounts then due in respect of the Obligations shall have been paid or (y) shall be deemed to remain unsatisfied in an amount equal to the aggregate amount then due in respect of the Obligations and remaining unpaid (not in excess, however, of the amount otherwise then due in respect of principal of and accrued interest on the Bonds of the Twenty-eighth Series).

                  (v) the Trustee shall be entitled to presume that the obligation of the Company to pay the principal of and interest on the Bonds of the Twenty-eighth Series as the same shall become due and payable shall have been fully satisfied and discharged unless and until it shall have received a written notice from the Administrative Agent, signed by an authorized officer thereof, stating that the principal of and/or interest on the Bonds of the Twenty-eighth Series has become due and payable and has not been fully paid, and specifying the amount of funds required to make such payment;

                  (f) no service charge shall be made for the registration of transfer or exchange of Bonds of the Twenty-eighth Series;

                  (g) in the event of an application by the Administrative Agent for a substituted Bond of the Twenty-eighth Series pursuant to Section 16 of the Original Mortgage, the Administrative Agent shall not be required to provide any indemnity or pay any expenses or charges as contemplated in said Section 16; and

                  (h) the Bonds of the Twenty-eighth Series shall have such other terms as are set forth in the form of bond attached hereto as Exhibit C.

                  Anything in this Supplemental Indenture or in the Bonds of the Twenty-eighth Series to the contrary notwithstanding, if, at the time of the Maturity of such Bonds, the stated aggregate principal amount of such Bonds then Outstanding shall exceed the aggregate Revolving Credit Exposures (as hereinafter defined), the aggregate principal amount of such Bonds shall be deemed to have been reduced by the amount of such excess.

                  (III) For all purposes of this Thirtieth Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined below shall have the meanings specified:

                  "ADMINISTRATIVE AGENT" means The Bank of New York, in its capacity as Administrative Agent under the Credit Agreement.

                  "BOND DELIVERY AGREEMENT" means the Bond Delivery Agreement, dated May 21, 2002 between the Company and the Administrative Agent.

                  "CREDIT AGREEMENT" means the Credit Agreement, dated as of May 21, 2002, among the Company, the banks parties thereto, Keybank and Washington Mutual Bank, as Co-Agents, U.S. Bank, National Association, as Managing Agent, Fleet National Bank and Wells Fargo Bank, as Documentation Agents, Union Bank of California, N.A., as Syndication Agent, and The Bank of New York as Administrative Agent and Issuing Bank, as amended, supplemented or otherwise modified from time to time.

                  "INTEREST PAYMENT DATE" means June 30, 2002, September 30, 2002, December 31, 2002 and March 31, 2003.

                  "MATURITY" means the date on which the principal of the Bonds of the Twenty-eighth Series becomes due and payable, whether at stated maturity, upon redemption or acceleration, or otherwise.

                  "OBLIGATIONS" shall have the meaning specified in the Bond Delivery Agreement.

                  "COMMITMENTS", "LOANS" and "REVOLVING CREDIT EXPOSURES" shall have the meanings specified in the Credit Agreement:

                  A copy of the Credit Agreement is on file at the office of the Administrative Agent at One Wall Street, 18th Floor, New York, NY 10286 and at the office of the Company at 1411 East Mission Avenue, Spokane, WA 99202.

                  (IV) Upon the delivery of this Thirtieth Supplemental Indenture, bonds of the Twenty-eighth Series in an aggregate principal amount not to exceed $225,000,000 are to be issued and will be Outstanding, in addition to $313,500,000 aggregate principal amount of bonds of prior series Outstanding at the date of delivery of this Thirtieth Supplemental Indenture.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                  SECTION 1. The terms defined in the Original Mortgage shall, for all purposes of this Thirtieth Supplemental Indenture, have the meanings specified in the Original Mortgage.

                  SECTION 2. The Trustee hereby confirms its acceptance of the trusts in the Original Mortgage declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions in the Original Mortgage set forth, including the following:

                  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirtieth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. Each and every term and condition contained in Article XVI of the Original Mortgage, shall apply to and form part of this Thirtieth Supplemental Indenture with the same force and effect as if the same were herein set forth in full, with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Thirtieth Supplemental Indenture.

                  SECTION 3. Whenever in this Thirtieth Supplemental Indenture either of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XV and XVI of the Original Mortgage be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Thirtieth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, or either of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

                  SECTION 4. Nothing in this Thirtieth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Thirtieth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Thirtieth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

                  SECTION 5. This Thirtieth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

                  SECTION 6. The titles of the several Articles of this Thirtieth Supplemental Indenture shall not be deemed to be any part thereof.

                            ------------------------

                  IN WITNESS WHEREOF, on the ___ day of May 2002, AVISTA CORPORATION has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Corporate Secretary or one of its Assistant Corporate Secretaries for and in its behalf, all in The City of Spokane, Washington, as of the day and year first above written; and on the ___ day of May, 2002, CITIBANK, N.A., has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents or one of its Senior Trust Officers or one of its Trust Officers and its corporate seal to be attested by one of its Vice Presidents or one of its Trust Officers, all in The City of New York, New York, as of the day and year first above written.


                                       AVISTA CORPORATION


                                       By /s/ Jon E. Eliassen
                                          --------------------------------------
                                                  Senior Vice President
Attest:


/s/ Susan Y. Miner
--------------------------------------
   Assistant Corporate Secretary

Executed, sealed and delivered
  by AVISTA CORPORATION
  in the presence of:


/s/ Diane C. Thoren
--------------------------------------

/s/ Paul W. Kimball
--------------------------------------

                                       CITIBANK, N.A., AS TRUSTEE


                                       By  /s/ Wafaa Orfy
                                           -------------------------------------
                                           Wafaa Orfy, Vice President
Attest:

/s/ Cindy Tsang
---------------------------------------
Cindy Tsang, Assistant Vice President

Executed, sealed and delivered
  by CITIBANK, N.A.,
  as trustee. in the presence of:


/s/ John J. Byrnes
---------------------------------------
    John J. Byrnes
    Vice President



/s/ P. DeFelice
---------------------------------------
     P. DeFelice
     Vice President

STATE OF WASHINGTON                 )
                                    ) ss.:
COUNTY OF SPOKANE                   )

                  On the ___ day of __________ 2002, before me personally appeared Jon E. Eliassen, to me known to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

                  On the _____ day of ___________ 2002, before me, Sue Miner, a Notary Public in and for the State and County aforesaid, personally appeared Jon
E. Eliassen, known to me to be a Senior Vice President of AVISTA CORPORATION, one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                       /s/ Sue Miner
                                       -----------------------------------------
                                                       Notary Public

STATE OF NEW YORK          )
                           ) ss.:
COUNTY OF NEW YORK         )

                  On the 17th day of May 2002, before me personally appeared Wafaa Orfy, to me known to be a Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said Corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed is the corporate seal of said Corporation.

                  On the 17th day of May 2002, before me, a Notary Public in and for the State and County aforesaid, personally appeared Cindy Tsang, known to me to be an Assistant Vice President of CITIBANK, N.A., one of the corporations that executed the within and foregoing instrument and acknowledged to me that such Corporation executed the same.

                  IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                       /s/ Peter M. Pavlyshin
                                       -----------------------------------------
                                                      Notary Public


                                                    Peter M. Pavlyshin
                                              Notary Public, State of New York
                                                      No. 41-4991297
                                                 Qualified in Queens County
                                            Certificate Filed in New York County
                                            Commission Expires January 27, 2006

                                                                       EXHIBIT A



                        MORTGAGE, SUPPLEMENTAL INDENTURES
                               AND SERIES OF BONDS




        MORTGAGE OR                                    SERIES                 PRINCIPAL            PRINCIPAL
       SUPPLEMENTAL            DATED AS       -------------------------         AMOUNT               AMOUNT
         INDENTURE               OF           NO.           DESIGNATION         ISSUED             OUTSTANDING
       ------------            --------       ---           -----------       ---------            -----------
  Original                 June 1, 1939        1     3-1/2% Series due 1964  $22,000,000               None

  First                    October 1, 1952     2     3-3/4% Series due 1982   30,000,000               None

  Second                   May 1, 1953         3     3-7/8% Series due 1983   10,000,000               None

  Third                    December 1, 1955                   None

  Fourth                   March 15, 1957                     None

  Fifth                    July 1, 1957        4     4-7/8% Series due 1987   30,000,000               None

  Sixth                    January 1, 1958     5     4-1/8% Series due 1988   20,000,000               None

  Seventh                  August 1, 1958      6     4-3/8% Series due 1988   15,000,000               None

  Eighth                   January 1, 1959     7     4-3/4% Series due 1989   15,000,000               None

  Ninth                    January 1, 1960     8     5-3/8% Series due 1990   10,000,000               None

  Tenth                    April 1, 1964       9     4-5/8% Series due 1994   30,000,000               None

  Eleventh                 March 1,1965        10    4-5/8% Series due 1995   10,000,000               None

  Twelfth                  May 1, 1966                        None

  Thirteenth               August 1, 1966      11    6    % Series due 1996   20,000,000               None

  Fourteenth               April 1, 1970       12    9-1/4% Series due 2000   20,000,000               None

  Fifteenth                May 1, 1973         13    7-7/8% Series due 2003   20,000,000               None

  Sixteenth                February 1, 1975    14    9-3/8% Series due 2005   25,000,000               None

  Seventeenth              November 1, 1976    15    8-3/4% Series due 2006   30,000,000               None

  Eighteenth               June 1, 1980                       None

  Nineteenth               January 1, 1981     16    14-1/8% Series due       40,000,000               None
                                                              1991

  Twentieth                August 1, 1982      17    15-3/4% Series due       60,000,000               None
                                                           1990-1992

  Twenty-First             September 1,        18    13-1/2% Series due       60,000,000               None
                           1983                               2013

  Twenty-Second            March 1, 1984       19    13-1/4% Series due       60,000,000               None
                                                              1994

  Twenty-Third             December 1, 1986    20    9-1/4% Series due 2016   80,000,000               None

  Twenty-Fourth            January 1, 1988     21    10-3/8% Series due       50,000,000               None
                                                              2018

  Twenty-Fifth             October 1, 1989     22    7-1/8% Series due 2013   66,700,000               None

                                               23    7-2/5% Series due 2016   17,000,000               None

  Twenty-Sixth             April 1, 1993       24     Secured Medium-Term    250,000,000           104,500,000
                                                             Notes,
                                                            Series A
                                                         ($250,000,000
                                                          authorized)

  Twenty-Seventh           January 1, 1994     25     Secured Medium-Term    161,000,000            59,000,000
                                                             Notes,
                                                            Series B
                                                         ($250,000,000
                                                          authorized)

  Twenty-Eighth            September 1,        26    Collateral Series due   220,000,000           220,000,000*
                           2001                               2002

  Twenty-Ninth             December 1, 2001    27    7.75% Series due 2007   150,000,000           150,000,000



* To be retired in connection with the authentication and delivery of the bonds of the Twenty-eighth series.